Exhibit 10.5

June 26, 2008 (the “Letter Effective Date”)

Pursuant to this letter agreement (this “Letter”), Exelixis and BMS desire to amend the Collaboration Agreement, effective as of January 11, 2007 (the “Agreement”), to allow for the [ * ]. Capitalized terms used in this Letter agreement that are not otherwise defined herein shall have the meanings given to them in the Agreement.

1.	As of the Letter Effective Date, BMS shall be deemed to have [ * ] of the Agreement, and the terms and condition of Section [ * ] of the Agreement shall apply with respect to [ * ]; [ * ]. For clarity, [ * ] Exelixis’ obligation to deliver to BMS six (6) Provisional Collaboration Programs as set forth in Section 3.1(a) of the Agreement.

2.	[ * ] with the terms and conditions of Section [ * ] of the Agreement with respect to [ * ].

3.	BMS shall either return or destroy, at Exelixis’ request, any information or materials in BMS possession that relate to [ * ], and any such information shall be subject to the terms and conditions of Article 11 of the Agreement.

The signature page follows.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24B-2 of the Securities Exchange Act of 1934, as amended.

The Parties have executed this Letter in duplicate originals by their proper officers as of Letter Effective Date.

BRISTOL-MYERS SQUIBB COMPANY		EXELIXIS, INC.

By:	/s/ Eric L. Hagestad, Ph.D.	By:	/s/ Michael M. Morrissey, Ph.D.
Title:	Senior Director, Licensing	Title:	President, R & D

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24B-2 of the Securities Exchange Act of 1934, as amended.

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